SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2006

SECURED FINANCIAL NETWORK, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-49612	86-0955239
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

101 NE Third Ave., Suite 1500
Ft. Lauderdale, FL 33301
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 332-3793
(ISSUER TELEPHONE NUMBER)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2006 the Company signed a Secured Convertible Note with  Melanie S. Altholtz Irrevocable Trust, Adam Altholtz, Trustee (the “Lender”), having its principal address at 1800 Second St., Suite 758, Sarasota, FL 34236, the sum of $200,000. This Secured Convertible Note (this “Note”) is issued to document loans, the proceeds of which are for use for general Company operations, $100,000 on September 26, 2006 and $100,000, due on October 26, 2006, from Lender to the Maker; provided that transmission of funds pursuant to the terms herein, shall not occur prior to 2 business days of the delivery of the Collateral to the Purchaser, and is subject to adherence to the business plan and milestone events.

On September 26, 2006 the Company signed a Secured Convertible Notewith The Nutmeg Group, L.L.C. (the “Lender”), a US Virgin Islands limited liability company, having its principal address at 3346 Commercial, Northbrook, IL 60062, the sum of $200,000. This Secured Convertible Note (this “Note”) is issued to document loans, the proceeds of which are for use for general Company operations, $100,000 on September 26, 2006 and $100,000, due on October 26, 2006, from Lender to the Maker; provided that transmission of funds pursuant to the terms herein, shall not occur prior to 2 business days of the delivery of the Collateral to the Purchaser, and is subject to adherence to the business plan and milestone events.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements : N/A

(b)	Exhibits:

Exhibit No.	Description
10.1	$200,000 September 26, 2006 SECURED CONVERTIBLE NOTE - The Nutmeg Group, L.L.C.
10.2	$200,000 September 26, 2006 SECURED CONVERTIBLE NOTE - Melanie S. Altholtz Irrevocable Trust, Adam Altholtz, Trustee

SIGNATURES

Date: September 28, 2006	By:	/s/ Jeffrey Schultz
Jeffrey Schultz
Title: Principal Executive Officer